ETRN AND EQM ANNOUNCE SECOND QUARTER 2019 RESULTS
Pittsburgh, PA (July 30, 2019) – Equitrans Midstream Corporation (NYSE: ETRN) and EQM Midstream Partners, LP (NYSE: EQM) today announced financial and operational results for the second quarter 2019.
Q2 2019 Highlights:

•	Generated 88% of transmission operating revenue from firm reservation fees

•	Generated 52% of gathering operating revenue from firm reservation fees

•	Delivered second quarter adjusted EBITDA ahead of Q2 guidance
"Our strong second quarter results were driven by solid operations and cost discipline," said Thomas F. Karam, chairman and chief executive officer of ETRN and EQM. "As we navigate the reality of low commodity prices and slowdown in production growth, our efforts to deliver efficient, cost-effective services to our customers becomes even more important."
Diana M. Charletta, president and chief operating officer, added, "Since closing the asset acquisition in April, I am particularly pleased with the work that's been done to safely and successfully integrate the Eureka and Hornet assets into our processes and programs. We remain focused on being the low-cost provider across all aspects of our business, and in doing so, we must continue to manage costs and effectively deliver innovative midstream solutions for our customers.
"At the same time, we will remain vigilant in the activities surrounding MVP, our largest organic growth project. Along with ongoing efforts to resolve MVP's few remaining legal and regulatory challenges, construction is continuing in all permitted areas and total project work is more than 85% complete," Charletta continued.
SECOND QUARTER 2019 RESULTS
ETRN announced net income attributable to ETRN of $74.5 million for the second quarter 2019; and ETRN will receive $136.0 million in cash from its ownership in EQM. During the quarter, ETRN also directly incurred $1.3 million of expenses.
For the second quarter 2019, net income attributable to EQM was $152.4 million; adjusted EBITDA was $327.9 million; net cash provided by operating activities was $349.3 million; and distributable cash flow was $238.7 million. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures from their most comparable GAAP financial measure.
ETRN and EQM net income for the second quarter was impacted by an $80.1 million impairment expense related to the write-down of non-core, FERC-regulated, low-pressure gathering assets. The impairment was triggered by a change in asset groupings in the second quarter 2019 related to regulatory rate making changes and the current focus on high-pressure gathering assets. As a result of the impairment, the assets carry no book value.
For the second quarter 2019, EQM operating revenue increased by $31.5 million, or 8.4%, compared to the same quarter last year. The increase in revenue was primarily related to higher contracted firm gathering capacity, as well as the addition of the newly acquired Eureka Midstream (Eureka) and Hornet Midstream (Hornet) assets, and was partly offset by lower water services revenue. Operating expenses increased by $109.9 million compared to the second quarter 2018, with $80.1 million related to the impairment of long-lived assets and $10.0 million related to transaction costs. The remaining increase was primarily related to the inclusion of the acquired Eureka and Hornet assets, as well as higher system throughput and additional assets placed in-service, which is consistent with the growth in the business.

EQM's second quarter 2018 results have been retrospectively recast to include the pre-acquisition results of Rice Midstream Partners LP (RMP), as well as the Olympus gathering system and 75% of the Strike Force gathering system (Drop-Down Entities), all of which came under common control in 2017.
QUARTERLY DIVIDEND AND DISTRIBUTION
ETRN
For the second quarter 2019, ETRN will pay a quarterly cash dividend of $0.45 per share on August 22, 2019 to ETRN shareholders of record at the close of business on August 13, 2019.
EQM
For the second quarter 2019, EQM will pay a quarterly cash distribution of $1.16 per common unit on August 13, 2019 to EQM common unitholders of record at the close of business on August 2, 2019.
EQM EXPANSION AND ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV) were $413 million for the second quarter 2019 and $734 million year-to-date.

$MM	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	Full-year 2019 Forecast
Mountain Valley Pipeline	$150	$292	$1,000
Gathering(1)(2)	$235	$386	$950
Transmission(3)	$19	$38	$75
Water	$9	$18	$50
Total	$413	$734	$2,075

(1)
Does not reflect approximately $8.9 million and $58.6 million for the three and six months ended June 30, 2019, respectively, related to non-operating assets acquired by EQM from ETRN that primarily support EQM's gathering activities (Shared Asset Transaction).

(2)	Includes 60% of Eureka expansion capital expenditures from April 10, 2019 through June 30, 2019 and for the 2019 full-year forecast.

(3)	Includes capital contributions to MVP JV for the MVP Southgate project.
Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures net of expected reimbursements and excluding the non-controlling interest share of Eureka were $8.2 million for the second quarter 2019 and $17.5 million year-to-date. EQM forecasts full-year 2019 ongoing maintenance capital expenditures of $65 million, excluding the non-controlling interest share of Eureka.
OUTLOOK
ETRN
In 2019, ETRN expects to pay a quarterly dividend of $0.45 per share, resulting in an annual dividend of $1.80 per share. ETRN expects to increase the quarterly per share dividend annually during the first quarter of every year and reiterates an annual ETRN dividend growth target of 8%.
EQM
The third quarter and full-year 2019 forecast provided below reflects the acquisition of 60% of Eureka and 100% of Hornet, which closed on April 10, 2019. Financial results of the Eureka joint venture are consolidated in EQM and ETRN financial statements for accounting purposes.

$MM	Q3 2019	Full-year 2019
Net Income attributable to EQM	$235 - $255	$900 - $950
Adjusted EBITDA	$315 - $335	$1,310 - $1,360

•	Annual distribution per unit growth target of 6%

•	Long-term distribution coverage target greater than 1.2x

•	Long-term debt to EBITDA target of 3.5x - 4.0x

•	Current project backlog expected to be funded with retained cash flow and debt capacity

BUSINESS AND PROJECT UPDATES
Water Services
In response to continued lower natural gas prices, several producer customers have modified their well development plans, which impacts the expected timing of EQM's fresh water delivery services. As a result, EQM now forecasts full-year 2019 water EBITDA of $50 million and water expansion capital expenditures of $50 million.
Mountain Valley Pipeline
The MVP JV is working through several alternatives to resolve the project’s remaining legal and regulatory challenges. The MVP JV targets a mid-2020 full in-service date at an overall project cost of $4.8 billion to $5.0 billion, of which EQM would fund approximately $2.4 billion.
MVP Southgate
On November 6, 2018, the MVP JV filed the MVP Southgate certificate application with the Federal Energy Regulatory Commission (FERC). On July 26, 2019, the FERC issued a Draft Environmental Impact Statement for the project, and the Final Environmental Impact Statement is expected in December 2019. The approximately 70-mile pipeline is expected to receive gas from the Mountain Valley Pipeline (MVP) in Virginia and transport the gas to new delivery points in Rockingham and Alamance Counties, North Carolina. With a total project cost estimate of $450 million to $500 million, MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from PSNC Energy and, as designed, the pipeline has expansion capabilities up to 900 MMcf per day of total capacity. Subject to the FERC and other regulatory agency approvals, MVP Southgate is targeting a fourth quarter 2020 in-service date. EQM has a 47.2% ownership interest in MVP Southgate and will operate the pipeline.
Hammerhead Pipeline
Hammerhead is a gathering header pipeline that will span approximately 64 miles from southwestern Pennsylvania to Mobley, West Virginia, where both MVP and the Ohio Valley Connector originate. With a total estimated project cost of $555 million, the pipeline is expected to provide 1.6 Bcf per day of capacity, of which 1.2 Bcf per day is contracted under a firm capacity commitment by EQT Corporation (EQT). In the first half of 2019, EQM invested approximately $153 million in Hammerhead and expects to invest approximately $200 million in the project for the remainder of 2019. A portion of Hammerhead is expected to be operational by year-end 2019 and will provide interruptible service until MVP is placed in-service, at which time the firm capacity commitment will begin.
Eureka Midstream and Hornet Midstream Acquisition
On April 10, 2019, EQM completed the acquisition of a 60% interest in Eureka and a 100% interest in Hornet. The Eureka assets consist of a 190-mile gathering header pipeline system in Ohio and West Virginia that services both dry Utica and wet Marcellus production. The Hornet pipeline is a 15-mile, high-pressure gathering system in West Virginia that connects to the Eureka system.
Equitrans Expansion Project
A portion of Equitrans Expansion Project (EEP) is expected to commence operations with interruptible service in the third quarter 2019. EEP will provide capacity of approximately 600 MMcf per day and offer access to several markets through interconnects with Texas Eastern Transmission, Dominion Transmission, and Columbia Gas Transmission. EEP will also provide delivery into MVP and once MVP is placed in-service, firm transportation agreements for 550 MMcf per day of capacity will commence under 20-year terms.
Q2 2019 Earnings Conference Call Information
ETRN and EQM will host a joint conference call with security analysts today, July 30, 2019, at 9:00 a.m. (ET) to discuss second quarter 2019 financial results, operating results, and other business matters. An audio live stream of the call will be available on the Internet via the Investors page at www.equitransmidstream.com and www.eqm-midstreampartners.com. Security analysts may access the call: U.S. tollfree at (866) 393-4306; and internationally at (734) 385-2616. The ETRN/EQM joint conference ID is 7177601.
Call Replay: For 14 days following the call, an audio replay will be available at (855) 859-2056 or (404) 537-3406. The ETRN/EQM conference ID: 7177601.
ETRN and EQM management speak to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via the companies' respective websites at www.equitransmidstream.com and www.eqm-midstreampartners.com.

NON-GAAP DISCLOSURES
EQM Adjusted EBITDA and Distributable Cash Flow
As used in this news release, EQM adjusted EBITDA means net income plus net interest expense, depreciation, amortization of intangible assets, impairment of long-lived assets, payments on EQM's preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense and separation and other transaction costs less equity income, AFUDC - equity, adjusted EBITDA attributable to noncontrolling interest and adjusted EBITDA of assets prior to acquisition. As used in this news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, ongoing maintenance capital expenditures net of expected reimbursements, and cash distributions earned by Series A preferred unitholders. The impact of noncontrolling interests is also excluded from the calculation of adjustment items to distributable cash flow. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions or that EQM plans to distribute and is not intended to be a liquidity measure. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's and EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•
EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•	the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•	EQM’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
ETRN and EQM believe that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing ETRN's and EQM’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in ETRN's and EQM's industry, ETRN's and EQM’s definitions of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow from net income and net cash provided by operating activities as derived from EQM's statements of consolidated operations and cash flows to be included in EQM’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019.
ETRN and EQM are unable to provide a reconciliation of EQM's projected adjusted EBITDA from projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or the MVP JV's capital spending, which impact AFUDC – debt and – equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides ranges for the third quarter of 2019 and full-year 2019 forecasts of net income attributable to EQM and adjusted EBITDA to allow for the variability in the timing of cash receipts and disbursements, capital spending and the impact on the related reconciling items, many of which interplay with one another. Therefore, the reconciliation of projected adjusted EBITDA from projected net income is not available without unreasonable effort.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

	Three Months Ended June 30,
(Thousands, except coverage ratio)	2019	2018
Net income	$156,471	$234,685
Add:
Net interest expense	49,717	23,065
Depreciation	56,515	42,110
Amortization of intangible assets	13,750	10,387
Impairment of long-lived assets	80,135	—
Preferred Interest payments	2,746	2,746
Non-cash long-term compensation expense	—	140
Separation and other transaction costs	15,358	5,350
Less:
Equity income	(36,782)	(10,938)
AFUDC – equity	(2,107)	(1,072)
Adjusted EBITDA attributable to noncontrolling interest (1)	(7,916)	—
Adjusted EBITDA attributable to the Drop-Down Entities prior to acquisition	—	(17,270)
Adjusted EBITDA attributable to RMP prior to merger	—	(79,695)
Adjusted EBITDA	$327,887	$209,508
Less:
Net interest expense excluding interest income on the Preferred Interest (5)	(50,521)	(22,336)
Capitalized interest and AFUDC – debt (5)	(7,564)	(1,940)
Ongoing maintenance capital expenditures net of expected reimbursements (5)	(8,151)	(7,115)
Series A Preferred Unit distributions (4)	(22,979)	—
Distributable cash flow (2)	$238,672	$178,117

Distributions declared (3):
Limited Partner	$232,531	$131,295
General Partner	—	70,510
Total	$232,531	$201,805
Coverage ratio	1.03x	0.88x

Net cash provided by operating activities	$349,270	$338,950
Adjustments:
Capitalized interest and AFUDC – debt (5)	(7,564)	(1,940)
Principal payments received on the Preferred Interest	1,157	1,093
Ongoing maintenance capital expenditures net of expected reimbursements (5)	(8,151)	(7,115)
Adjusted EBITDA attributable to noncontrolling interest (1)	(7,916)	—
Adjusted EBITDA attributable to the Drop-Down Entities prior to acquisition	—	(17,270)
Adjusted EBITDA attributable to RMP prior to merger	—	(79,695)
Series A Preferred Unit distributions (4)	(22,979)	—
Other, including changes in working capital	(65,145)	(55,906)
Distributable cash flow (2)	$238,672	$178,117

(1)
Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended June 30, 2019 was calculated as net income of $4.9 million plus depreciation of $2.2 million and interest expense of $0.8 million.

(2)
EQM believes that calculating distributable cash flow without deducting separation and other transaction costs provides investors with greater insight into the period-to-period ability of EQM’s ongoing assets and operations to generate cash flow. If separation and other transaction costs were deducted from the calculation, EQM’s distributable cash flow for the three month periods ended June 30, 2019 and 2018 would have been $223.3 million and $172.8 million, respectively.

(3)	Reflects cash distribution of $1.160 per common unit for the second quarter of 2019 and 200,457,630 common units outstanding as of June 30, 2019.

(4)
Reflects the pro rata distribution to EQM's Series A preferred units based on the closing of the private placement of such units on April 10, 2019. The Series A preferred unitholders' distribution is payable on August 13, 2019.

(5)	Does not reflect amounts related to the non-controlling interest share of Eureka.
Water EBITDA
As used in this news release, water EBITDA means the earnings before interest, taxes, depreciation and amortization of EQM’s water services business. Water EBITDA is a non‐GAAP supplemental financial measure that management and external users of EQM’ s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of EQM’s water services business on EQM’s operating performance and EQM’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to the operating income of EQM’s Water segment, EQM’s net income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect water operating income. Additionally, because water EBITDA may be defined differently by other companies in EQM’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure.
EQM has not provided a reconciliation of projected water EBITDA from projected water operating income, the most comparable financial measure calculated in accordance with GAAP. EQM does not allocate certain costs, such as interest expenses, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating income is not available without unreasonable effort.
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the non-economic general partner interest and a majority ownership of the limited partner interest in EQM.

Visit Equitrans Midstream Corporation at www.equitransmidstream.com

About EQM Midstream Partners:
EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and also owns and/or operates approximately 2,400 miles of high- and low-pressure gathering lines.

Visit EQM Midstream Partners, LP at www.eqm-midstreampartners.com

Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com

Media inquiries:
Natalie Cox – Director, Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com

Cautionary Statements
Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its subsidiaries, including guidance regarding EQM’s and its subsidiaries’ gathering, transmission and storage and water services revenue and volume growth; projected revenue (including from firm reservation fees) and expenses; the weighted average contract life of gathering, transmission and storage and water service contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage, and water expansion projects); the cost, capacity, timing of regulatory approvals, final design and targeted in-service dates of current projects; the ability of the MVP JV to satisfy the applicable federal agencies’ land exchange procedures and consummate the land exchange on a timely basis or at all; the ultimate terms, partners and structure of the MVP JV, and EQM’s ownership interests therein; projected shipper reimbursement obligations under MVP-related contracts; expansion and integration and optimization projects in EQM’s operating areas and in areas that would provide access to new markets; EQM’s ability to provide produced water handling services and realize expansion and optimization and integration opportunities and related capital avoidance; acquisitions and other strategic transactions, including joint ventures and the completed acquisition of interests in Eureka and Hornet, and ETRN’s and EQM’s ability to identify and complete transactions, and effectively integrate transactions (including Eureka and Hornet) into EQM’s operations, and achieve anticipated synergies, system optionality and accretion associated with any transactions, including through increased scale; EQM’s ability to access commercial opportunities and new customers for its water services business; credit rating impacts associated with the Mountain Valley Pipeline, customer credit ratings, acquisitions and financings and changes in EQM’s credit ratings; expected cash flows and minimum volume commitments; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including sources and availability; ETRN’s and EQM’s and its subsidiaries’ respective abilities to service debt under, and comply with the covenants contained in, their respective credit agreements; expectations regarding production volumes in EQM’s areas of operation; the effect and outcome of pending and future litigation and regulatory proceedings; dividend and distribution amounts, timing, rates and growth; effects of the conversion, if at all, of EQM securities; effect of commodity prices; projected net income, projected adjusted EBITDA, projected firm project EBITDA, projected water EBITDA and fresh water deliveries (and the timing thereof), projected distributable cash flow, projected leverage and projected coverage ratio; projected SG&A and separation and transaction costs; the timing and amount of future issuances of securities; impacts of a change of control of EQT Corporation; the effects of government regulation and tariffs; the effect of seasonality; and tax position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s and/or EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, "Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as may be updated by Part II, Item 1A, "Risk Factors," of ETRN’s subsequent Quarterly Reports on Form 10-Q filed or to be filed with the SEC, and (ii) Item 1A, "Risk Factors" in EQM's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as may be updated by Part II, Item 1A, "Risk Factors," of EQM’s subsequent Quarterly Reports on Form 10-Q filed or to be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ETRN nor EQM intends to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise.
This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONDENSED CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,
	2019	2018

	(Thousands, except per share amounts)
Operating revenues (1)	$406,167	$374,697
Operating expenses:
Operating and maintenance	46,556	43,270
Selling, general and administrative	27,224	28,260
Separation and other transaction costs	15,568	15,741
Depreciation	56,759	42,171
Amortization of intangible assets	13,750	10,387
Impairment of long-lived assets	80,135	—
Total operating expenses	239,992	139,829
Operating income	166,175	234,868
Equity income	36,782	10,938
Other income	706	944
Net interest expense	61,713	19,884
Income before income taxes	141,950	226,866
Income tax expense	11,470	7,259
Net income	130,480	219,607
Net income attributable to noncontrolling interests	55,959	118,540
Net income attributable to ETRN	$74,521	$101,067

Earnings per share of common stock attributable to ETRN (2):
Basic:
Weighted average common stock outstanding	254,917	254,432
Net income	$0.29	$0.40
Diluted:
Weighted average common stock outstanding	254,967	255,033
Net income	$0.29	$0.40

(1)	Operating revenues included related party revenues from EQT (NYSE: EQT) of $284.0 million and $285.3 million for the three months ended June 30, 2019 and 2018, respectively.

(2)
For the three months ended June 30, 2018, earnings per share was calculated based on the shares of ETRN common stock distributed in connection with ETRN's separation from EQT and is considered pro forma in nature. Prior to its separation from EQT, ETRN did not have any publicly issued or outstanding common stock (other than shares owned by EQT).

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended June 30,
	2019	2018

	(Thousands, except per unit amounts)
Operating revenues (2)	$406,167	$374,697
Operating expenses:
Operating and maintenance	46,556	43,270
Selling, general and administrative	26,406	27,712
Separation and other transaction costs	15,358	5,350
Depreciation	56,515	42,110
Amortization of intangibles assets	13,750	10,387
Impairment of long-lived assets	80,135	—
Total operating expenses	238,720	128,829
Operating income	167,447	245,868
Equity income	36,782	10,938
Other income	1,959	944
Net interest expense	49,717	23,065
Net income	156,471	234,685
Net income attributable to noncontrolling interests	4,033	853
Net income attributable to EQM	$152,438	$233,832

Calculation of limited partner interest in net income:
Net income attributable to EQM	$152,438	$233,832
Less: Series A Preferred Units interest in net income	(22,979)	—
Less: Pre-acquisition net income allocated to EQT	—	(72,620)
Less: General partner interest in net income – general partner units	—	(1,700)
Less: General partner interest in net income – IDRs	—	(68,121)
Limited partner interest in net income	$129,459	$91,391

Net income per limited partner common unit – basic	$0.65	$1.09
Net income per limited partner common unit – diluted	$0.62	$1.09

Weighted average limited partner common units outstanding – basic	200,482	83,553
Weighted average limited partner common units outstanding – diluted	207,482	83,553

(1)	EQM’s consolidated financial statements for the three months ended June 30, 2018 have been retrospectively recast to include the pre-acquisition results of RMP and the Drop-Down Entities.

(2)	Operating revenues included related party revenues from EQT (NYSE: EQT) of $284.0 million and $285.3 million for the three months ended June 30, 2019 and 2018, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS (1)

	Three Months Ended June 30,
	2019	2018

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues (2)	$147,771	$111,702
Volumetric-based fee revenues	137,895	129,487
Total operating revenues	285,666	241,189
Operating expenses:
Operating and maintenance	25,480	20,588
Selling, general and administrative	19,369	19,164
Separation and other transaction costs	15,358	5,350
Depreciation	37,443	23,882
Amortization of intangible assets	13,750	10,387
Impairment of long-lived assets	80,135	—
Total operating expenses	191,535	79,371
Operating income	$94,131	$161,818

OPERATIONAL DATA
Gathering volumes (BBtu per day):
Firm capacity reservation (2)	2,863	2,007
Volumetric-based services	5,042	4,202
Total gathered volumes	7,905	6,209

Capital expenditures (3)(4)	$265,198	$186,457

(1)	EQM’s consolidated financial statements for the three months ended June 30, 2018 have been retrospectively recast to include the pre-acquisition results of RMP and the Drop-Down Entities.

(2)	Includes revenues and volumes from contracts with minimum volume commitments.

(3)	Capital expenditures for the three months ended June 30, 2019 include expenditures made to ETRN for the Shared Asset Transaction of approximately $8.9 million.

(4)	Includes approximately $10.9 million of capital expenditures related to noncontrolling interests in Eureka Midstream for the three months June 30, 2019.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended June 30,
	2019	2018

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$81,836	$82,222
Volumetric-based fee revenues	10,931	6,923
Total operating revenues	92,767	89,145
Operating expenses:
Operating and maintenance	10,082	8,810
Selling, general and administrative	6,847	7,263
Depreciation	12,594	12,430
Total operating expenses	29,523	28,503
Operating income	$63,244	$60,642

Equity income	$36,782	$10,938

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	2,647	2,826
Volumetric-based services	211	41
Total transmission pipeline throughput	2,858	2,867

Average contracted firm transmission reservation commitments (BBtu per day)	3,649	3,607

Capital expenditures	$11,229	$27,962

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
WATER RESULTS OF OPERATIONS (1)

	Three Months Ended June 30,
	2019	2018

FINANCIAL DATA	(Thousands)
Water services revenues	$27,734	$44,363
Operating expenses:
Operating and maintenance	10,994	13,872
Selling, general and administrative	190	1,285
Depreciation	6,478	5,798
Total operating expenses	17,662	20,955
Operating income	$10,072	$23,408

OPERATIONAL DATA
Water services volumes (MMgal)	619	750

Capital expenditures	$8,849	$7,002

(1)	EQM’s consolidated financial statements for the three months ended June 30, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY (1)

	Three Months Ended June 30,
	2019	2018

	(Thousands)
Expansion capital expenditures (2)(3)	$266,970	$213,628
Maintenance capital expenditures	9,426	7,793
Total capital expenditures(4)	$276,396	$221,421

(1)	EQM’s consolidated financial statements for the three months ended June 30, 2018 have been retrospectively recast to include the pre-acquisition results of RMP and the Drop-Down Entities.

(2)	Expansion capital expenditures for the three months ended June 30, 2019 and 2018 do not include capital contributions made to the MVP JV of $156.4 million and $65.8 million, respectively.

(3)	Expansion capital expenditures for the three months ended June 30, 2019 do not include expenditures made to ETRN for the Shared Asset Transaction of approximately $8.9 million.

(4)	Includes approximately $10.9 million of capital expenditures related to noncontrolling interests in Eureka Midstream for the three months June 30, 2019.

Source: Equitrans Midstream Corporation